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                                                                   EXHIBIT 10.14

                               AMENDMENT TO LEASE
                                (March 9, 2001)

         THIS AMENDMENT TO LEASE ("Amendment") amends and modifies that certain Lease dated February 26, 1998, and amendment dated January 8, 1999 between FLATIRON INDUSTRIAL PARK COMPANY, a Colorado limited partnership, as Landlord, and SpectraLink Corporation, a Colorado corporation, as Tenant (the "Lease"), regarding certain premises located at 5744 Central Avenue, Boulder, Colorado 80301 (the "Premises").

         The following additional and/or modified provisions shall be added to the Lease, and to the extent of any inconsistency or conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Lease shall have the following additional and/or modified terms:

         1. Addition in Space. Effective as of April 1, 2001 (the "Effective Date"), Tenant's Premises shall be increased in size by 3,324+/- square feet (from approximately 11,759 rentable square feet to approximately 15,083 rentable square feet), as depicted in Exhibit A attached hereto.

Rent.       April 1, 2001    to   February 28, 2002    $18,663.00 per month
            March 1, 2002    to   February 28, 2003    $19,410.00 per month
            March 1, 2003    to   February 29, 2004    $20,187.00 per month
            March 1, 2004    to   February 28, 2005    $20,994.00 per month
            March 1, 2005    to   June 30, 2005        $21,834.00 per month

         2. Additional Rent. Beginning April 1, 2001, Tenant's Pro Rata Share for Additional Rent shall be 100%.

         3. Condition Precedent. This Amendment to Lease is conditioned upon Landlord's releasing XOR Network Engineering, Inc. from the space being added to Tenant's Lease upon terms and conditions satisfactory to Landlord in its sole discretion.

         4. Remainder in Force and Effect. Except as expressly modified herein, all terms and provisions of the Lease shall remain in full force and effect. Capitalized terms not defined herein shall have the meanings given such terms in the Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:                                    TENANT:

FLATIRON INDUSTRIAL PARK CO.                 SpectraLink Corporation




By: /s/ RICHARD L. HEDGES                    By: /s/ NANCY K. HAMILTON
   ----------------------------------           -----------------------------
        Richard L. Hedges                    Name:   Nancy K. Hamilton
        Vice President                            ---------------------------
                                             Title:   CFO
                                                   --------------------------
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                                  EXHIBIT "A"


Entire Building